UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☑ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
     On October 5, 2010, Old National Bancorp, an Indiana corporation (“ONB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Monroe Bancorp, an Indiana corporation (“Monroe”), pursuant to which Monroe will merge with and into ONB, whereupon the separate corporate existence of Monroe will cease and ONB will survive (the “Merger”). At a time to be determined at or following the Merger, Monroe Bank, an Indiana chartered commercial bank and wholly-owned subsidiary of Monroe, will be merged with and into Old National Bank, a national banking association and wholly-owned subsidiary of ONB, with Old National Bank as the surviving bank.
     The Merger Agreement has been approved by the board of directors of each of ONB and Monroe. Subject to the approval of Monroe’s common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger by the end of this year or early in the first quarter of 2011.
     The members of the board of directors of Monroe have entered into a voting agreement pursuant to which they have agreed to vote their shares of Monroe common stock in favor of the Merger. A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.
     In connection with the Merger, each Monroe shareholder will receive 1.275 shares of ONB common stock (the “Exchange Ratio”) for each share of Monroe common stock owned by them, subject to adjustment procedures set forth below. Upon completion of the Merger, unvested Monroe stock options will become fully vested and all Monroe stock options will convert into stock options to purchase ONB common stock, subject to adjustment pursuant to the Merger Agreement. Based on ONB’s October 5, 2010 closing price of $10.47 per share, the transaction value is estimated at $83.5 million.
     At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if the value of Monroe’s consolidated shareholder equity is less than $55.64 million as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; (ii) if the aggregate amount of Monroe Delinquent Loans (as defined in the Merger Agreement) as of the tenth day prior to the effective time of the Merger is $59.72 million or greater; (iii) if there is a change in the number of shares of ONB common stock issued and outstanding prior to the effective time of the Merger by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding ONB common stock; (iv) at ONB’s option, in the manner prescribed in the Merger Agreement, following notice of termination from Monroe resulting from a decrease in ONB’s market value; and (v) if the price of ONB’s stock, calculated near the closing time, exceeds $10.98 per share, in which case Monroe shareholders will receive $14.00 of ONB common stock for each share of Monroe common stock held by them.
     The Merger Agreement contains representations, warranties, and covenants of ONB and Monroe, including, among others, a covenant that requires (i) Monroe to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) Monroe not to engage in certain kinds of transactions during such period (without the prior written consent of ONB). Subject to certain terms and conditions, the board of directors of Monroe will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of this Agreement from Monroe’s shareholders.

Monroe has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
     The Merger Agreement provides certain termination rights for both ONB and Monroe, and further provides that upon termination of the Merger Agreement under certain circumstances, Monroe will be obligated to pay ONB a termination fee of $3 million.
     As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of Monroe, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the common stock to be issued in the Merger, (v) Monroe Delinquent Loans (as defined in the Merger Agreement) shall not exceed $76.72 million as of the tenth day prior to the effective time of the Merger, and (vi) the value of Monroe’s consolidated shareholder equity as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $50.64 million. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.
     The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and Monroe that each company publicly files in reports and statements with the SEC.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     Pursuant to General Instruction F to Form 8-K, a press release issued jointly by ONB and Monroe is filed hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.

(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated October 5, 2010, by and between Old National Bancorp and Monroe Bancorp

10.1	Voting Agreement dated October 5, 2010

99.1	Joint Press Release issued by Old National Bancorp and Monroe Bancorp dated October 6, 2010
* * * * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp (Registrant)
Date: October 6, 2010	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated October 5, 2010, by and between Old National Bancorp and Monroe Bancorp

10.1	Voting Agreement dated October 5, 2010

99.1	Joint Press Release issued by Old National Bancorp and Monroe Bancorp dated October 6, 2010